SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 21, 2012

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

161 Sixth Avenue, New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 539-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 — Other Events

On February 21, 2012, Harris Interactive Inc. (the “Company”) was notified that the NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension of time to satisfy the $1.00 bid price requirement for continued listing on The NASDAQ Global Select Market. In accordance with the terms of the Panel’s decision, on or before June 11, 2012, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days. Under NASDAQ’s rules, June 11, 2012 represents the maximum length of time that the Panel may grant the Company to regain compliance with the bid price requirement.

While the Company is working diligently to regain and sustain compliance with all applicable requirements for continued listing on The NASDAQ Global Select Market, there can be no assurance that the Company will be able to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.

(Registrant)

By:	/s/ Eric W. Narowski
Name:	Eric W. Narowski
Title:	Interim Chief Financial Officer
(Principal Financial Officer)

Dated: February 22, 2012